NEWS RELEASE

Contact: Mid Penn Bancorp, Inc.
Matt Miller
matt.miller@midpennbank.com
717-257-9015

FOR IMMEDIATE RELEASE

Mid Penn Bancorp, Inc. Completes Acquisition of Brunswick Bancorp

Harrisburg, Pa., (May 22, 2023) (GLOBE NEWSWIRE) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) today announced that its acquisition of Brunswick Bancorp (“Brunswick”) was completed after the close of business on May 19, 2023. In connection with the holding company merger, Brunswick’s banking subsidiary, Brunswick Bank & Trust Company, has been merged with and into Mid Penn’s subsidiary bank, Mid Penn Bank.

The combined stock and cash transaction was valued at approximately $43.7 million and will extend Mid Penn’s footprint into Middlesex and Monmouth counties in central New Jersey. The consolidated assets of the combined company are valued at approximately $5 billion.

“We are pleased to welcome Brunswick customers, employees and shareholders to Mid Penn and Mid Penn Bank,” Mid Penn President and CEO Rory G. Ritrievi said. “As we introduce the Mid Penn brand of community banking into attractive new markets in New Jersey, we are committed to making this combination a positive one for all involved. We believe our commitment to offering the best products and services, delivered by the best financial professionals, will be appreciated by customers and the local communities at large.”

Piper Sandler & Co. served as financial advisor to Mid Penn in connection with the transaction and Stephens Inc. rendered a fairness opinion to Mid Penn’s Board of Directors. Pillar+Aught LLC served as legal advisor to Mid Penn in the transaction. Janney Montgomery Scott LLC served as financial advisor to Brunswick in connection with the transaction and rendered a fairness opinion to the Brunswick Board of Directors. Windels Marx Lane & Mittendorf, LLP served as legal advisor to Brunswick.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank, and MPB Financial Services, LLC, a provider of specialized investment strategies, insurance, and planning services to individuals, families, and businesses. Mid Penn operates retail locations in counties throughout the Commonwealth of Pennsylvania and Central New Jersey, has total assets of approximately $5 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “continues,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve other merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the Securities and Exchange Commission (SEC), including those risk factors identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.